UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02.	Unregistered Sales of Equity Securities

On April 26, 2005, we entered into a definitive agreement to sell, for $2,575,000 to a group of accredited investors, 792,306 shares of Series B 7% Convertible Preferred Stock and five-year warrants to purchase up to 396,155 aggregate shares of our Common Stock. The purchase price for each combination of one share and 0.5 warrants would be $3.25 and the warrants would carry an exercise price of $3.25 per share. The financing would be led by investor Castle Creek Technology Partners LLC and is subject to approval by our stockholders.

In connection with the financing, we agreed to register for resale the shares of common stock underlying the Series B 7% Convertible Preferred Stock and warrants.

We would issue the securities in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and pursuant to the terms of a Securities Purchase Agreement, a copy of which is attached to this report as Exhibit 10.84. The form of warrant to be issued in the financing is attached hereto as Exhibit 10.86. Our press release announcing the transaction is attached to this report as Exhibit 99.1.

To create the Series B 7% Convertible Preferred Stock, we would file a Certificate of Designations of Preferred Stock (a form of which is attached hereto as Exhibit 3.4) which provides that on January 27, 2009, we must redeem all outstanding Series B 7% Convertible Preferred Stock. Further, we would have the right to redeem all of our Series B 7% Convertible Preferred Stock, at a per-share price of $3.25 plus accumulated dividends, if for 10 consecutive trading days our common stock closes at a price above $9.04. The holders of the Series B 7% Convertible Preferred Stock would be able to convert their shares into shares of common stock at any time before such redemption.

We paid Castle Creek Technology Partners LLC a fee of $15,000 to cover its expenses incurred, and would pay them a further fee of $10,000 if and when the transaction closes.

The conversion price of the Series B 7% Convertible Preferred Stock would initially be $3.25, subject to weighted average antidilution provisions; in addition, the conversion price will be subject to a one-time special re-set if the Current Market Price of the Corporation’s Common Stock is below $4.00 on the Later Day. “Current Market Price” for a day means the volume weighted average price for the 10 preceding trading days. “Later Day” means the later of the Offering’s closing date and the day the SEC declares effective the Form S-3 registration statement for resale of the common stock underlying the Offering’s derivative securities. The special re-set would be to 80% of the Later Day’s Current Market Price (the “Special Re-Set”).

In connection with the Offering, and subject to stockholder approval, the certificate of designations of our 7% Convertible Preferred Stock would be amended so that the Offering does not trigger its antidilution adjustment provisions (except that if the conversion price of the Series B 7% Convertible Preferred Stock is reduced by a Special Re-Set, the conversion price of the 7% Convertible Preferred Stock would be reduced by the same amount). Also, by private agreements, the exercise price of the 432,115 common stock purchase warrants associated with the 7% Convertible Preferred Stock would be specially reduced from $4.20 to $3.25 upon consummation of the Series B 7% Convertible Preferred Stock financing, but any other antidilution adjustment of the warrants’ exercise price that would have resulted from the Series B 7% Convertible Preferred Stock financing would be waived. The form of private agreement is attached to this report as Exhibit 10.87

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Document

3.4	Form of Certificate of Designations of Preferred Stock

10.84	Securities Purchase Agreement, dated April 26, 2005

10.85	Registration Rights Agreement, dated April 26, 2005

10.86	Form of Warrant to Purchase Shares of Common Stock

10.87	Form of amendment/waiver letter dated April 22, 2005 with holders of 7% Convertible Preferred Stock and associated warrants; entered into (in some cases with minor changes) with all such holders.

99.1	Press release issued by Path 1 Network Technologies Inc. on April 26, 2005, announcing definitive agreement for a private financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: April 29, 2005	By:	/S/ JOHN R. ZAVOLI
John R. Zavoli
President Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

3.4	Form of Certificate of Designations of Preferred Stock

10.84	Securities Purchase Agreement, dated April 26, 2005

10.85	Registration Rights Agreement, dated April 26, 2005

10.86	Form of Warrant to Purchase Shares of Common Stock

10.87	Form of amendment/waiver letter dated April 22, 2005 with holders of 7% Convertible Preferred Stock and associated warrants; entered into (in some cases with minor changes) with all such holders.

99.1	Press release issued by Path 1 Network Technologies Inc. on April 26, 2005, announcing definite agreement for a private financing